UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 08, 2014

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 08, 2014, Paul Coombs has been appointed to the Company’s Board of Directors, effective as of September 08, 2014.

The following is a summary of Mr. Coombs’ business qualifications and experience over the past 5 years:

Mr. Coombs most recently served as the CFO for Canada Fluorspar, Inc. (TSX-V: CFI) from August, 2011 through May, 2014.  Mr. Coombs was also previously the CFO of West Mountain Capital (TSX-V: WMT) from August, 2009 through June, 2014.  Mr. Coombs was also the CFO of Etruscan Resources, Inc. (TSX-V: EET) from December, 2009 to October, 2011 and the CFO of Aurora Energy Resources, Inc. (now a division of Paladin Energy Ltd, TSX: PDN and ASX: PDN) from February, 2008 until November, 2009.

Mr. Coombs completed his undergraduate work at Memorial University in St. John’s, Newfoundland, Canada earning a Bachelor of Commerce, followed by both C.M.A. and C.G.A designations.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

September 09, 2014